                              PUT/CALL AGREEMENT

          This PUT/CALL AGREEMENT is entered into as of April 9, 1998 by and between Mercury Exploration Company, a Texas corporation ("MERCURY"), and Trust Company of the West, in the capacity set forth on the signature page hereto ("TCW").

          WHEREAS, Quicksilver Energy, L.C., a Michigan limited liability company ("QELC"), Mercury and TCW are parties to an Agreement and Plan of Reorganization and Merger, dated as of March 31, 1998, by and between QELC, Mercury, TCW, Quicksilver Resources Inc., a Delaware corporation ("QRI"), and the other parties listed on the signature pages thereto (the "REORGANIZATION AGREEMENT"), whereby QRI has agreed to issue, as of the date hereof, 13,000 shares (the "SHARES") of Common Stock, par value $.01 per share, of QRI to TCW;

          WHEREAS, pursuant to SECTION 5.1 of the Reorganization Agreement, QELC, Mercury and TCW are required to execute and deliver this Put/Call Agreement relating to the Shares as a condition to the closing of the transactions contemplated by the Reorganization Agreement.

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.1. PUT RIGHT OF TCW--MSR MERGER. If QRI does not consummate the MSR Merger (as defined below) on or before December 31, 1998, then TCW shall automatically have the right, exercisable at its option at any time from and after January 1, 1999 through July 10, 1999, to sell to Mercury, and Mercury shall be obligated to purchase and pay for, all of the Shares for an aggregate cash purchase price (the "Put Price") equal to the sum of (a) $10,000,000 plus (b) an amount equal to interest accruing on $10,000,000 at the rate of 12.25% per annum, compounded quarterly from the date hereof to and including the date the Put Price is paid by wire transfer of immediately available funds to TCW. TCW shall exercise the foregoing option by delivering a written notice of such exercise to Mercury at the address set forth below. As used herein, "MSR MERGER" shall mean a merger or similar business combination between QRI and MSR Exploration Ltd., a Delaware corporation ("MSR"), whereby (i) the Shares are of a class that become, or are exchanged for an amount or number of shares of stock (which is approved by TCW in its sole and absolute discretion) of the surviving entity in such merger or business combination which are of a class that are, publicly traded securities listed on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange; (ii) the Registration Rights Agreement dated as of the date hereof between QRI and TCW concerning stock of QRI held by TCW shall be assumed by or survive, as applicable, in its entirety as an obligation of the surviving entity and the other parties thereto immediately following such merger or business combination; (iii) the Stockholders Agreement dated as of the date hereof between QRI, TCW, Mercury and the other parties listed on the signature pages thereto shall be assumed by or survive, as applicable, in its entirety as an obligation of the surviving entity and the other parties thereto immediately following such merger or business combination; and (iv) the other terms of such merger or business consolidation are approved by TCW in its sole and absolute discretion. If QRI shall consummate a merger transaction with MSR the specific terms of which are approved in writing in advance by TCW, the MSR Merger shall be deemed to have been consummated for the purposes of the first sentence of this Section 1.1 notwithstanding that the terms of such merger shall not comply with all of the provisions of the immediately preceding sentence.

          Section 1.2. PUT RIGHT OF TCW--YEARS 8 THROUGH 10. On and after April 9, 2006, TCW shall automatically have the right, exercisable at its option at any time beginning on April 9, 2006 and ending at 11:59 p.m., Los Angeles time on October 9, 2008, to sell to Mercury, and Mercury shall be obligated to purchase and pay for, up to 4,333 of the Shares (as adjusted as provided below) for an aggregate cash purchase price of $769.24 per share (as adjusted as provided below). Likewise, on and after April 9, 2007, TCW shall automatically have the right, exercisable at its option at any time beginning on April 9, 2007 and ending at 11:59 p.m., Los Angeles time on October 9, 2008, to sell to Mercury, and Mercury shall be obligated to purchase and pay for, up to an additional 4,333 of the Shares (as adjusted as provided below) for an aggregate cash purchase price of $769.24 per share (as adjusted as provided below). Likewise, on and after April 9, 2008, TCW shall automatically have the right, exercisable at its option at any time beginning on April 9, 2008 and ending at 11:59 p.m., Los Angeles time on October 9, 2008, to sell to Mercury, and Mercury shall be obligated to purchase and pay for, up to an additional 4,334 of the Shares (as adjusted as provided below) for an aggregate cash purchase price of $729.23 per share (as adjusted as provided below). TCW shall exercise the foregoing options by delivering a written notice of such exercise to Mercury at the address set forth below.

          Section 1.3. CALL RIGHT OF MERCURY. During the period commencing on October 9, 1999 and ending on and including the earlier of (a) the sixth anniversary of the closing date of the MSR Merger, or (b) December 31, 2005 so long as there shall not be outstanding any uncured breach by Mercury or any Affiliate of Mercury of any material obligation or duty to TCW under any Royalty Documents (as defined in the Reorganization Agreement), Mercury shall have the right, at its option, to purchase from TCW and pay for, and TCW shall be obligated to sell to Mercury, all of the Shares, other than shares that have been sold by TCW or by its Affiliates in either case in an arms' length transaction, for a cash purchase price equal to that amount necessary to cause TCW to receive on the date of purchase a nominal 25% cash-on-cash internal rate of return on $10,000,000 from the date hereof to the date of receipt of such cash payment. A nominal 25% cash-on-cash internal rate of return shall be deemed to have been received on such amount when the aggregate of the net present values as of the date hereof of Cash Proceeds (as defined below) actually received after the date hereof by TCW or the Grantee under the Royalty Documents (as defined in the Reorganization Agreement) is equal to or greater than $10,000,000. In calculating such net present values, Cash Proceeds received shall be discounted quarterly using the discount factors set forth on Schedule 1 hereto. As used herein, Cash Proceeds shall include (1) all dividends and distributions received by TCW with respect to the Shares, (2) the net cash sales proceeds received by TCW or its Affiliates (after deduction of all commissions and other costs of sale including transaction costs) from the sale of any Shares to a party in an arms' length sale and (3) 50% of all amounts received as (a) proceeds of the overriding royalties granted and conveyed in the Royalty Conveyance (as defined below) by TCW or the Grantee under the Royalty Documents or any assignee thereof in a Permitted Transfer (as defined in the Stockholders Agreement) (a "Permitted Assignee") but not any other assignee thereof during and with respect to the period from and after the date hereof to the date of purchase or (b) net cash sales proceeds received by TCW, the Grantee under the Royalty Documents or any Permitted Assignee (after deduction of all commissions and other costs of sale including transaction costs) from the sale of any of the overriding royalties granted and conveyed in the Royalty Conveyance. Mercury shall exercise the foregoing option by delivering a written notice of such exercise to TCW at the address set forth below. Any sale of any Shares by TCW or by its Affiliates in either case in an arms' length transaction shall result in such Shares that are sold no longer being subject to Mercury's right to purchase hereunder; PROVIDED, HOWEVER, that prior to any sale of Shares by TCW prior to October 9, 1999, TCW shall give Mercury written notice of TCW's intent to sell such Shares and Mercury shall have the right, at its option, for a period of 10 days after the date of such notice to purchase from TCW and pay for the Shares for a cash purchase price per share equal to the difference of (a) $1,057.69 minus (b) the quotient of
(i) 50% of the sum of (A) the amounts received by TCW, the Grantee or a Permitted Assignee (1) as proceeds of the overriding royalties granted and conveyed in the Royalty


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

Conveyance during and with respect to the period from and after the date hereof to the date of such purchase or (2) net cash sales proceeds received by TCW, Grantee or a Permitted Assignee (after deduction of all commissions and other costs of sale including transaction costs) from the sale of any of the overriding royalties granted and conveyed in the Royalty Conveyance prior to the date of such purchase plus (B) the amounts (the "Projected ORR Amount") projected to be received by TCW, the Grantee or a Permitted Assignee as proceeds of the overriding royalties granted and conveyed in the Royalty Conveyance during the period from the date of such purchase to October 9, 1999 which Projected ORR Amount shall be determined by the mutual agreement of Mercury and TCW or, if such parties are unable to agree, by the independent engineer preparing the latest annual engineering report covering the properties burdened by the Royalty Conveyance pursuant to the Stockholders Agreement (as defined in the Reorganization Agreement) using the same assumptions and parameters as used in such annual engineering report, divided by (ii) 13,000 (as adjusted to reflect an adjustment to the number of Shares as provided in Section 1.5 below). In the event that Mercury and TCW shall be unable to agree on the Projected ORR Amount or the independent engineer in unable to determine such amount by the date of the scheduled closing of the sale of such Shares to Mercury pursuant to the preceding sentence, such sale shall nevertheless close on the scheduled closing date using as the Projected ORR Amount for the purpose of calculating the amount payable at closing the amount estimated by TCW in good faith to be the Projected ORR Amount and there shall be a cash adjustment between the parties as appropriate within three (3) business days of the final determination of the Projected ORR Amount either by the mutual agreement of Mercury and TCW or, if such parties are unable to agree, by the independent engineer. As used herein the term "Royalty Conveyance" shall mean the Royalty Conveyance as referred to and amended by the Amendment to Royalty Conveyance dated as of the date hereof.

          Section 1.4. CLOSING. Closing of the sale and purchase of any of the Shares pursuant to any provision of this Put/Call Agreement shall take place within 10 calendar days after the date of the notice of the exercise of a party's option to sell or purchase, as the case may be, such Shares, at the offices of TCW, 865 South Figueroa Street, Los Angeles, California, at 10:00 a.m. local time, or at such other place and time as the parties mutually agree. There shall be delivered at such closing, against payment by wire of same day funds of the full purchase price, the certificate or certificates representing such Shares duly endorsed in blank.

          Section 1.5. ADJUSTMENTS TO SHARES. In the event that the Shares are exchanged for other securities of QRI or of a surviving entity resulting from a merger or other business combination involving QRI or any successor to QRI, then reference to the "Shares" herein shall refer to such other securities. In addition, for purposes of Sections 1.2 and 1.3, should QRI or any such surviving entity, combine, split or otherwise reclassify its capital stock, then appropriate adjustment shall be made hereunder to equitably reflect such combination, split or reclassification.


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          Section 1.6.   MISCELLANEOUS.

          (a) MODIFICATION OR AMENDMENT. This Put/Call Agreement may be modified or amended only by the mutual written consent of each of the parties hereto.

          (b) ATTORNEYS' FEES. In the event any amounts owing by party hereunder are not paid when due or a party otherwise breaches its obligations hereunder, such party hereby promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit. For the purpose of this Put/Call Agreement, the term "attorneys' fees" shall mean the reasonable fees and expenses of counsel to the non-breaching party which may include printing, photostating, duplicating and other expenses, air freight charges, and reasonable fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney and shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

          (c) COUNTERPARTS. For the convenience of the parties hereto, this Put/Call Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          (d) GOVERNING LAW. This Put/Call Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

          (e) NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

          If to Mercury:

          1619 Pennsylvania Avenue
          Forth Worth, Texas  76104
          Attention:     Glenn Darden
          Telecopier:    (817) 332-1883

               With a copy to:

          Cantey & Hanger L.L.P.
          2100 Burnett Plaza
          801 Cherry Street


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          Forth Worth, Texas  76102
          Attention:     Sloan Blair, Esq.
          Telecopier:    (817) 877-2807

          If to TCW:

          Trust Company of the West
          865 South Figueroa Street
          Los Angeles, California  90017
          Attention:     Arthur R. Carlson
          Telecopier:    (213) 244-0604

                    and

          TCW Asset Management Company
          2175 First Interstate Bank Plaza
          1000 Louisiana
          Houston, Texas  77002
          Attention:     George R. Hutchinson and
                         Marc A. MacAluso
          Telecopier:    (713) 615-7460

               with a copy to:

          Milbank, Tweed, Hadley & McCloy
          601 South Figueroa Street, 30th Floor
          Los Angeles, California  90017
          Attention:     David A. Lamb, Esq.
          Telecopier:    (213) 629-5063

          (f) ASSIGNMENT. This Put/Call Agreement and the rights and obligations of Mercury shall not be assignable, by operation of law or otherwise, or delegable; PROVIDED, that (i) TCW may assign this Agreement in whole or in part to any transferee of the Shares as long as only one entity retains the right to approve the terms of the MSR Merger under the last sentence of Section 1.1 hereof and (ii) Mercury may assign its rights under
Section 1.3.

                            [Signature Page Follows]


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

                     [Signature Page to Put/Call Agreement]

          IN WITNESS WHEREOF, the parties hereto have entered into this Put/Call Agreement as of the date first written above.

                              MERCURY EXPLORATION COMPANY



                              By: /s/ Glenn Darden
                                 --------------------------------------
                              Name:   Glenn Darden
                                   ------------------------------------
                              Title:  Vice President
                                    -----------------------------------


                              TRUST COMPANY OF THE WEST, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 869-3062

                              By: TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under that certain Agreement, dated as of June 13, 1994, between TCW Asset Management Company and Morgan Stanley Group, Inc.


                              By: /s/ George R. Hutchinson
                                 --------------------------------------
                              Name:   George R. Hutchinson
                                   ------------------------------------
                              Title:  Managing Director
                                    -----------------------------------


                              By: /s/ Marc A. MacAluso
                                 --------------------------------------
                              Name:   Marc A. MacAluso
                                   ------------------------------------
                              Title:  Senior Vice President
                                    -----------------------------------


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